                                                                     EXHIBIT 4.2


UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                          FORM OF EXCHANGE CERTIFICATE

                          TRANSTEL PASS THROUGH TRUST

                   12 1/2% Pass Through Exchange Certificate

                             CUSIP No. ____________

          evidencing a fractional undivided interest in a trust, the property of which includes certain Senior Notes.

Certificate

No.__________       $__________________ Fractional Undivided Interest

          THIS CERTIFIES THAT ______________________________, for value received, is the registered owner of a $______________________________
(________________________ dollars) Fractional Undivided Interest in the Transtel Pass Through Trust (the "Trust") created, pursuant to a Trust Agreement dated as of October 20, 1997, between Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company") and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Pass Through Trustee"), as amended and restated by the Amended and Restated Trust Agreement dated as of October 28, 1997 (as so amended, the "Agreement"), among the Depositor, the Pass Through Trustee, and Marine Midland Bank, a banking corporation and trust company incorporated under New York law as Registrar and Paying Agent ("Marine Midland"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "12 1/2% Pass Through Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Senior Notes (the "Trust Property").

          Subject to and in accordance with the terms of the Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each November 1 and May 1, commencing May 1, 1998 (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Senior Notes due on such Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the terms of this Certificate, in the event that Special Payments on the Senior Notes are received by the Paying Agent, from funds then available to the Paying Agent, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Senior Notes, the receipt of which has been confirmed by the Paying Agent, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Special Distribution Date shall be the 2nd day of the month determined as provided in the Agreement. The Paying Agent shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

          Distributions on this Certificate will be made by the Paying Agent by
(i) wire transfer of immediately available funds or (ii) check mailed to the person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified in such notice.

          The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Certificate and by acceptance hereof each holder of this Certificate agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Pass Through Trustee or an authenticating agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.

                              TRANSTEL PASS THROUGH TRUST
                              By:  Wilmington Trust Company, not in its
                              individual capacity but solely as Pass Through Trustee

                              By: ________________________________
                                  Title:

       [FORM OF THE PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

                    This is one of the Certificates referred
                      to in the withinmentioned Agreement.

                    [This is the Global Certificate referred
                     to in the withinmentioned Agreement.]/1/



                              Wilmington Trust Company, as Pass
                              Through Trustee

                              By: _______________________________

                                  Authorized Officer

                                  or

                              Wilmington Trust Company, as Pass
                              Through Trustee

                              By: Marine Midland Bank, as
                                  Authenticating Agent

                                  By: ____________________________

                                      Authorized Officer

-----------
/1/ For Global Certificate only.

                            [Reverse of Certificate]

          Except as set forth in the Exchange Certificate Guarantee, the Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Pass Through Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Paying Agent shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Pass Through Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder hereof or such Holder's attorney, duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons initially in minimum denominations of $250,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. At such time as certain restrictions on transfer have been removed, the minimum denominations of the Certificates shall be reduced to $1,000 or any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Pass Through Trustee, the Registrar, and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.